Exhibit 10.10

UNITED TECHNOLOGIES CORPORATION
BOARD OF DIRECTORS
DEFERRED RESTRICTED STOCK UNIT AWARD FOR A NEW DIRECTOR
ELECTION FORM

Insert Director Name

A new non-employee member of the Board of Directors receives a one-time award of deferred restricted stock units having a grant date value of $100,000, based on the closing price of UTC common stock on the date of election to the Board (the “RSU Award”). The RSU Award is intended to promote a closer identity of interests between Non-Employee Directors and shareowners by providing non-employee Directors with an equity-based interest in the Company’s future performance.

The RSU Award is subject to a restriction on transferability and may not be sold, assigned, pledged or transferred while you remain a Director of UTC. Accordingly, by your acceptance of the RSU Award, you agree that you will not sell, assign, pledge or transfer your RSU Award prior to your retirement or resignation as a Director of UTC. Your RSU Award will be credited with dividend equivalents, which will vest immediately but will otherwise be subject to the same transfer restrictions applicable to the RSU Award.

The RSU Award will vest in increments of 20 percent per year. The effective date of the grant of your RSU Award will be Insert Date. The first 20 percent will vest effective as of the next UTC Annual Shareowner Meeting. An additional 20 percent will vest effective as of the UTC Annual Shareholder Meeting for each succeeding year while you continue on the Board up to 100 percent vest.

At the time you retire or resign from the Board, your vested RSU Award will be converted into shares of UTC Common Stock and distributed to you, unless you elect to receive your RSU Award in annual installments as provided below.

Upon retirement or termination from the Board, I elect to receive distribution of my RSU Award in (please check one):
    ☐ A full and immediate distribution of all shares
    ☐ 10 annual installments
    ☐ 15 annual installments

In compliance with IRS rules, if you make or alter this election after you join the Board, you must do so at least one year prior to retiring or resigning from the Board, and your distribution will begin five years from the date the award would otherwise be scheduled for distribution.

Any portion of your RSU Award not vested as of the date you resign or retire from the Board will be forfeited without payment of any compensation to you. However, in the event of a Change-in-Control or a Restructuring event as defined by the United Technologies Corporation Long Term Incentive Plan, or upon your death or your resignation from the Board due to disability, or if you retire or resign to accept full-time employment in public or charitable service, the remaining value of your RSU Award that has not previously vested will immediately vest and convert into shares of UTC Common Stock and be distributed in accordance with your election on file.

Deferred Restricted Stock Unit Award
(Continued)

Recognition of Ordinary Income under U.S. Tax Law

For federal income tax purposes, you will be required to include as income the value of any shares of UTC Common Stock distributed to you following your departure from the Board. Additional deferred stock units credited as a result of dividend payments are not included in your income until they are distributed to you.

The foregoing is only a brief summary of the federal income tax consequences of your RSU Award. You are urged to consult with your tax advisor for advice regarding your individual circumstances. UTC will report and withhold such income as required by state, federal, or other applicable laws.

Please confirm your agreement by returning a signed and dated copy of this award statement via the enclosed Federal Express return envelope by Insert Date.

I acknowledge receipt of this Deferred Restricted Stock Unit Award. I accept this Award subject to the terms detailed herein, and the United Technologies Corporation Board of Directors Deferred Stock Unit Plan.

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Signature

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Printed Name

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Date